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                                                                     Exhibit 5.1

[BAKER BOTTS L.L.P. LOGO]                       ONE SHELL PLAZA     AUSTIN
                                                910 LOUISIANA       BAKU
                                                HOUSTON, TEXAS      DALLAS
                                                77002-4995          DUBAI
                                                713.229.1234        HONG KONG
                                                FAX 713.229.1522    HOUSTON
                                                                    LONDON
                                                                    MOSCOW
                                                                    NEW YORK
                                                                    RIYADH
                                                                    WASHINGTON

May 26, 2005

001166.1319

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

            As set forth in the Registration Statement on Form S-4 (Registration No. 333-123182) (the "Registration Statement") filed by CenterPoint Energy, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of the offering and issuance of $575,000,000 aggregate principal amount of the Company's 3.75% Convertible Senior Notes, Series B Due 2023 (the "New Notes"), to be offered by the Company in exchange (the "Exchange Offer") for a like principal amount of the Company's issued and outstanding 3.75% Convertible Senior Notes Due 2023 (the "Old Notes") and an exchange fee as described in the prospectus (the "Prospectus") forming a part of the Registration Statement, certain legal matters in connection with the New Notes are being passed on for the Company by us. The New Notes are to be issued pursuant to an Indenture dated as of May 19, 2003 (the "Base Indenture") between the Company and JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank) as trustee (the "Trustee"), as amended and supplemented by Supplemental Indenture No. 1 dated as of May 19, 2003, Supplemental Indenture No. 2 dated as of May 27, 2003, Supplemental Indenture No. 3 dated as of September 9, 2003, Supplemental Indenture No. 4 dated as of December 17, 2003, Supplemental Indenture No. 5 dated as of December 13, 2004 and the Supplemental Indenture No. 6 to be entered into between the Company and the Trustee substantially in the form included as Exhibit 4.5 to the Registration Statement (the Base Indenture, as so amended and supplemented, the "Indenture"). The New Notes will be convertible, upon the occurrence of certain events, into shares of the Company's common stock, par value $0.01 per share (the "Conversion Shares"), in accordance with the terms of the Indenture. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

            In our capacity as your counsel in connection with the matters referred to above, we have examined originals, or copies certified or otherwise identified, of the Articles of Incorporation and Bylaws of the Company, each as amended to date, the Registration Statement, the Indenture, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all

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[BAKER BOTTS L.L.P. LOGO]

CenterPoint Energy, Inc.               2                          May 26, 2005

documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate. In addition, we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, (ii) the Registration Statement will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the New Notes will have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for the Old Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, (iv) certificates representing the Conversion Shares will have been duly executed, countersigned, registered and delivered upon conversion of the New Notes in accordance with the terms of the New Notes and the Indenture and (v) the New Notes and the Conversion Shares will be issued in compliance with the Public Utility Holding Company Act of 1935, as amended.

            On the basis of the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

            1. The New Notes when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2. The Conversion Shares, when issued, will be validly issued, fully paid and nonassessable.

            The opinions set forth above are limited in all respects to matters of the laws of the State of New York and applicable federal law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ BAKER BOTTS L.L.P.